                                                                  EXHIBIT 10.19



                             OFFICE BUILDING LEASE

                           dated as of March 21, 1997

                                    between


                              PARKER-SUMMIT, LLC,
                     a California limited liability company
                                  ("Landlord")


                                      and


                               REMEDYTEMP, INC.,
                            a California corporation
                                   ("Tenant")

                               TABLE OF CONTENTS

Section 1        LEASE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . 1

Section 2        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 3        EXHIBITS AND ADDENDA . . . . . . . . . . . . . . . . . . . . 3

Section 4        DELIVERY OF POSSESSION . . . . . . . . . . . . . . . . . . . 3

Section 5        RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 6        INTEREST AND LATE CHARGES  . . . . . . . . . . . . . . . .  12

Section 7        SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . .  13

Section 8        TENANT'S USE OF THE PREMISES . . . . . . . . . . . . . . .  13

Section 9        SERVICES AND UTILITIES . . . . . . . . . . . . . . . . . .  14

Section 10       CONDITION OF THE PREMISES  . . . . . . . . . . . . . . . .  16

Section 11       CONSTRUCTION, REPAIRS AND MAINTENANCE  . . . . . . . . . .  16

Section 12       ALTERATIONS AND ADDITIONS  . . . . . . . . . . . . . . . .  18

Section 13       LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY  . . . . . . . .  19

Section 14       RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . .  19

Section 15       CERTAIN RIGHTS RESERVED BY LANDLORD  . . . . . . . . . . .  20

Section 16       ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . .  21

Section 17       HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . .  23

Section 18       SURRENDER OF PREMISES  . . . . . . . . . . . . . . . . . .  23

Section 19       DESTRUCTION OR DAMAGE  . . . . . . . . . . . . . . . . . .  23

Section 20       EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . .  24

Section 21       INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . .  25

Section 22       TENANT'S INSURANCE . . . . . . . . . . . . . . . . . . . .  26

Section 23       WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . . .  27

Section 24       SUBORDINATION AND ATTORNMENT . . . . . . . . . . . . . . .  27

Section 25       TENANT ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . .  29

Section 26       TRANSFER OF LANDLORD'S INTEREST  . . . . . . . . . . . . .  29

Section 27       DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 28       BROKERAGE FEES . . . . . . . . . . . . . . . . . . . . . .  34

Section 29       NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . .  34

Section 30       GOVERNMENT ENERGY OR UTILITY CONTROLS  . . . . . . . . . .  34

Section 31       RELOCATION OF PREMISES . . . . . . . . . . . . . . . . . .  34

Section 32       QUIET ENJOYMENT  . . . . . . . . . . . . . . . . . . . . .  34

Section 33       OBSERVANCE OF LAW  . . . . . . . . . . . . . . . . . . . .  34

Section 34       FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . .  35

Section 35       CURING TENANT'S DEFAULTS . . . . . . . . . . . . . . . . .  36

Section 36       SIGN CONTROL . . . . . . . . . . . . . . . . . . . . . . .  36

Section 37       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .  37

Section 38       TENANT OPTIONS . . . . . . . . . . . . . . . . . . . . . .  39

Section 39       DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . .  42

Section 40       HAZARDOUS MATERIALS PROVISIONS . . . . . . . . . . . . . .  43

Section 41       BOMA . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

Section 42       KEYS/CARDS . . . . . . . . . . . . . . . . . . . . . . . .  45

                             OFFICE BUILDING LEASE


This Office Building Lease is made effective as of March 21, 1997 ("Effective Date") by and between Parker-Summit, LLC, a California limited liability company ("Landlord") and RemedyTemp, Inc., a California corporation ("Tenant").

1. LEASE OF PREMISES. In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A-1", and further described at Section 2.13. The Premises are located within the Building and Project described in Section 2.14. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2.5).

2. DEFINITIONS. As used in this Lease, the following terms shall have the following meanings:

2.1      Base Rent: $1.93 per rentable square foot per month.

2.2      Base Year: See Section 5.3.4(1).

2.3      Broker(s):       Landlord's: CB Commercial Real Estate Group.
                          Tenant's: The Seeley Company

2.4 Commencement Date: The "Commencement Date" means the earlier of (i) occupancy of the Premises by Tenant, or (ii) 30 days after the later of (a) the Notice Date (defined in Exhibit C Section 4.2) or (b) the Punchlist Date (defined in Section 4).

2.5 Common Areas: the building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

2.6      Intentionally omitted.

2.7 Expiration Date: Sixty six (66) months after the last day of the calendar month in which the Commencement Date occurs, unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.8 Index (Section 22.4): United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, Los Angeles-Anaheim-Riverside Average, Subgroup "All Items" (1967=100).

2.9 Interest Rate: The lesser of 12% per annum or the maximum rate then allowed by law.

2.10     Landlord's Mailing Address:          85 Argonaut, Suite 250
                                              Aliso Viejo, CA 92656

                                        cc:   Milburn A. Matthews, Esq.
                                              Coontz & Matthews LLP
                                              30448 Rancho Viejo Road, Suite 120
                                              San Juan Capistrano, CA 92675

         Tenant's Mailing Address:            32122 Camino Capistrano
                                              San Juan Capistrano CA 92675

                                        cc:   Gibson, Dunn & Crutcher, LLP
                                              Jamboree Center
                                              Four Park Place
                                              Irvine, CA 92614-8557
                                              Attn:  Walter L. Schindler, Esq.

         until the Commencement Date; and thereafter at the Premises.

2.11 Monthly Installments of Base Rent (initial): The Base Rent per month multiplied by the Premises rentable square footage.

2.12     Parking:   Tenant shall be entitled to 4 spaces per thousand usable
         square feet in the Premises, rounded up; provided however, if the total parking in Phase I (as defined in Section 2.14) is greater than 4 spaces per 1,000 usable square feet in Phase I, then Tenant shall be entitled to a prorata share of such excess, on an unreserved, non-exclusive basis. 20 of the parking spaces shall be covered, reserved spaces generally where indicated in Exhibit A-2, and the remainder shall be non-reserved and non-exclusive. Parking shall be free during the initial Term and the Option Term. Except as provided herein, Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator.

2.13 Premises: that portion of the Building shown by diagonal lines on Exhibit "A-2" and described in Exhibit C Section 2.2 of the Building and known as Suite 100. The Premises shall also include the exclusive use of the exterior patio depicted in Exhibit A-2, which patio is a part of the Common Area; provided however that the parties acknowledge that Landlord shall have no duty to police such patio to prevent others from entry other than to post discrete signage reasonably acceptable to Landlord. Landlord shall maintain the patio in accordance with the general Common Area maintenance standards, the cost of which shall not be an Operating Cost and which shall be paid 100% by Tenant.

2.14 Project: the building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") and further described at Exhibits "A-2" and "B". The Project, as further defined in Section 5.3.5, is known as "The Summit". "Phase I" is the portion of the Project as depicted on Exhibit "B".

2.15 Rentable Area: as to both the Premises and the Project, the respective measurements of floor area as determined by Landlord and applied on a consistent basis throughout the Project in accordance with Section 41.

2.16 Security Deposit (Section 7): The Security Deposit shall equal 62.5% of the Base Rent for one (1) month.

2.17     State: the State of California.

2.18     Intentionally omitted.

2.19     Tenant's Proportionate Share: See Section 5.3.4.

2.20     Tenant's Use Clause (Section 8): general office.

2.21     Term: the period from the Commencement Date through the sixty sixth
         (66th) month after the last day of the calendar month in which the Commencement Date occurred; provided that the Term shall mean and include any Option Term upon and pursuant to timely exercise of an extension option pursuant to Section 38.2. The "Expiration Date" means the last day of the Term.

3. EXHIBITS AND ADDENDA.

         Exhibit "A-1" - Premises Floor Plan
         Exhibit "A-2" - Site Plan Showing Building Footprint, Common Areas
                         Around Building and Patio
         Exhibit "B" - Project Site Plan also Depicting Phase I
         Exhibit "C" - Building Standard Work Letter
         Exhibit "D" - Rules and Regulations
         Exhibit "E" - Commencement Date Memorandum
         Exhibit "F" - Building Shell and Tenant Improvements Plans and
                       Specifications
         Exhibit "G" - Cleaning Specifications
         Exhibit "H" - Phase I Sign Criteria

4. DELIVERY OF POSSESSION.    Commencing upon the earlier of ("Punchlist
Date"): (i) delivery of the Punchlist pursuant to Exhibit C Section 5 or (ii) seven (7) days after delivery of notice of Substantial Completion pursuant to Exhibit C Section 5, and until the Commencement Date and provided that Tenant has obtained all insurance required by this Lease, Tenant shall have access to the Premises for the purpose of installing trade fixtures, computer and communications wiring and moving in and such access shall not constitute "occupancy" for the purposes of Section 2.4(i). Upon the Commencement Date, the parties shall execute a Commencement Date Memorandum in the form of Exhibit E. Use of the Building elevator(s), including during the period prior to the Substantial Completion (defined in Exhibit C Section 4.1) to the extent completed and available, shall be free.

5. RENT

5.1. Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

         5.1.1 The first month's Base Rent paid upon execution shall be applied to the first full calendar month after the Commencement Date. One month after the Commencement Date, Tenant shall pay Landlord the Base Rent due for the remainder of such calendar month, taking into account any excess or shortfall between the first month's Base Rent paid upon Lease execution and the actual monthly Base Rent.

5.2 Real Estate Taxes. Operating Costs shall include all Real Estate Taxes. The term "Real Estate Taxes" shall mean and include all taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building (including tenant improvements) or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, state or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any
(A) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (B) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (C) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (D) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Real Estate Taxes. If Real Estate Taxes are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Real Estate Taxes shall include, and Tenant shall pay

Landlord upon demand Tenant's Proportionate Share of, any such increase. Tax refunds shall be deducted from Real Estate Taxes in the year they are received. If at any time during the term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least ninety-five percent (95%) of the Rentable Area occupied, then the "taxes" component of Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least ninety-five percent (95%) occupied for a full year of operation. Notwithstanding the above, no taxes assessed on a tenant's personal property shall be included as a tax Operating Cost.

         In addition, in the event of a Real Estate Taxes increase due to a change of ownership, such increase shall be excluded from Operating Costs until the end of the initial 66 month Term.

5.3  Operating Costs

         5.3.1 The term "Operating Costs" shall mean all operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of

         (a)     Utilities.

         (b)     Supplies.

         (c) Attorneys fees and costs incurred to save, reduce or avoid Operating Costs, but only to the extent of such saved, reduced or avoided Operating Costs.

         (d)     Services of independent contractors.

         (e) Compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants).

         (f)     Intentionally omitted.

         (g)     Intentionally omitted.

         (h) Rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project.

         (i) Except as may be limited elsewhere in this Lease including without limitation Section 33.1, costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority.

         (j) Amortization of the following capital expenditures, improvements, betterments and equipment, and no others: (A) made by Landlord to reduce Operating Costs, but limited to the amount of Operating Costs reasonably anticipated to be reduced thereby; and (BD Operating Costs which otherwise qualify as such but which must be capitalized under generally accepted accounting principles or under sound accounting principles consistently applied from year to year ("Accounting Practice"); and (C) to the extent permitted by Section 33.1, made to comply with any law or governmental regulation enacted after the Commencement Date. Such capitalized expenses shall be amortized over the useful life thereof as determined in accordance with Accounting Practice together with interest at 9%. Notwithstanding the above, Operating Costs shall not include the cost of the initial development of new Buildings or Common Area.

         (k) Any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project; including without limitation, community and association fees, maintenance and repair costs, trash removal, landscaping maintenance and pest control.

         (l) An Administrative Fee equal to 5% of all gross rents in the Project, which cost shall be a Project Operating Cost. Except as set forth in subsection (m), such Operating Cost shall be in lieu of all Project management fees and overhead including without limitation accounting and supervision, salaries and bonuses of officers and executives and other employees of the Landlord or property manager.

         (m) Provided the denominator in the calculation of Tenant's Proportionate Share is not less than 150,000 rentable sq. ft., Project Operating Costs may include one full time, on-site property manager, and market rent on an on-site property management office not to exceed 1,500 rentable sq. ft.

         (n) All premiums and deductibles for insurance maintained by Landlord, including without limitation: any Premises, Building and Project liability insurance having limits of not less than $5,000,000; all-risk casualty insurance for the full replacement cost of the Premises, Building and Project improvements; earthquake and other insurance (or increases in the above insurance limits) required to be maintained or determined to be appropriate by Landlord or Landlord's institutional lenders; and rent loss insurance (applicable only to tenants whose rent abates on casualty events) with not less than 12 months' coverage.

         (o) The excess of (A) the costs incurred in operating and maintaining parking garages and offsite parking, over (B) parking revenues (excluding revenues paid pursuant to leases); provided that if the amount in (B) exceeds the amount in (A) such "net profits" shall be owned by Landlord and not deducted from Operating Costs.

         Operating costs shall be determined on an accrued basis in accordance with sound accounting principles consistently applied from year to year. With respect to both the Base Year and any comparison period and in order to make Base Year and comparison periods comparable since the Tenant pays only a portion of the increases over the Base Year, if the Project or Building is not at least ninety-five percent (95%) occupied during all or a portion of any year, Landlord shall make an appropriate adjustment to those components of Operating Costs which vary with the level of occupancy for such year employing sound accounting and management principles, to determine the amount of Operating Costs that would have been paid had the Project or Building been ninety-five percent (95%) occupied for a full year of operation; and the amount so determined shall be deemed to have been the amount of Operating Costs for such year.

         5.3.2  Notwithstanding anything to the contrary in Section 5.2 or
         Section 5.3.1, Operating Costs shall exclude the following:

         (a)     Any ground lease rental.

         (b) Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Project) to the extent that Landlord is entitled to reimbursement for such costs (other than pursuant to Operating Cost pass-throughs).

         (c) Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Project, which costs are otherwise includable in Operating Costs, to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants (other than pursuant to Operating Cost pass-throughs), warrantors or other third persons.

         (d) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project.

         (e)     Intentionally omitted.

         (f) Attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Premises.

         (g) Brokerage commissions, finders' fees, attorneys' fees, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Project.

         (h) Expenses in connection with services or other benefits which are not offered to Tenant, or for which other tenants are charged directly.

         (i) Costs (except for "Compliance Costs" to the extent provided in Section 33.1), fines or penalties incurred by Landlord due to the violation by Landlord of (A) any governmental rule or regulation, or (B) the terms and conditions of any lease of space in the Project or other contract or obligations.

         (j) Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Project to the extent the same exceeds the costs that would generally by charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service.

         (k) Interest on debt or amortization on any mortgage or mortgages encumbering the Project.

         (l) Subject to the provision set forth in Section 5.3.1(j), rental payments incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is (A) otherwise permitted as an Operating Cost, (B) not affixed to a Building, and (C) used in providing janitorial or similar services.

         (m) Costs of installing the initial landscaping and the initial sculpture, paintings and objects of art for the Project.

         (n) Costs of initial cleaning of, and rubbish removed from, the Building to be performed prior to final completion of construction of the Building.

         (o)     Advertising and promotional expenditures.

         (p) Any accrued but unpaid Operating Costs charged or chargeable to other tenants in the Project.

         (q) Costs incurred to correct any structural or latent defect in the original construction of the Project; and

         (r) Costs of installing, operating and maintaining any broadcasting facilities, an observatory or any luncheon, athletic or recreation club within the Project.

         In addition and notwithstanding anything to the contrary: (i) Landlord shall not collect from tenants in the Project or from any other source more than 100% of total Operating Costs (excluding for this purpose only, Section 5.3.1(l) and (m)); and (ii) all Operating Costs shall be commercially reasonable.

         5.3.3 Operating Costs shall be allocated in a manner intended to equitably allocate such costs among Project tenants in Landlord's reasonable, good faith discretion between those that serve or benefit (i) the entire Project (as constituted from time to time) generally ("Project Operating Costs"), one or more Buildings generally ("Building Operating Costs"), and one or more tenants in the Project specifically ("Special Operating Costs"). The term "Tenant's Proportionate Share" means a fraction, the numerator of which is the rentable square footage of the Premises, and the denominator of which is:
(i) with respect to Project Operating Costs, the rentable square footage of premises in the Project; or (ii) with respect to Building Operating Costs, the rentable square footage of premises in the Building(s) to which such Building Operating Cost is applicable. Tenant shall only be charged a portion of Special Operating Costs which serve or benefit the Premises, and "Tenant's Proportionate Share" shall be a fraction, the numerator of which is the rentable square footage of the Premises, and the denominator of which is the rentable square footage of all premises served or benefitted thereby.

         5.3.4 Tenant's Proportionate Share of Operating Costs shall be payable by Tenant to Landlord as follows:

         (1) Commencing 12 months after the Commencement Date, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of the excess of (i) Operating Costs, over (ii) the Operating Costs for the Base Year ("Excess Expenses"). The term "Base Year" means the 12 calendar month commencing on the first day of the month in which the Commencement Date occurs. For the purpose of determining any additional rental hereunder for the partial period ("Stub Period") from the end of the Base Year through the end of such calendar year, the Operating Costs for the Stub Period shall be compared to the same months in the Base Year. If there are any types of ordinarily recurring Operating Costs first incurred after the Base Year (e.g. earthquake insurance is first incurred in calendar 1999, but not unexpected or only occasional Operating Costs, such as paving repairs), then the subsection (ii) above shall be increased by an estimate of the cost of such additional ordinarily recurring Operating Cost, had it been incurred during the Base Year. After the Stub Period, Operating Costs for each calendar year shall be compared to the Base Year. During the partial calendar year at the end of the term of this Lease, Tenant's Proportionate Share of Operating Costs shall be calculated on a proportionate basis so Tenant is charged only for increases applicable to those months which this Lease is in effect.

         (2) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay an additional rent, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable, as estimated by Landlord from time to time. Such payments shall be made in monthly installments in advance, commencing on the first day of the month following the month in which Landlord notified Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each calendar year and the Stub Period and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred.

         (3) On or before April 1 of each year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding year or Stub Period. If Tenant's Proportionate Share of the actual Excess Expenses for the previous year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date.

         (4)  Intentionally omitted.

         (5) Upon Tenant's request, Landlord shall have Landlord's outside accounting representative ("CAM Consultant") calculate and prepare a statement setting forth the Operating Costs and Tenant's Proportionate Share thereof, which calculation shall be based on unaudited Operating Cost information delivered by Landlord. Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and to cause Tenant's independent CPA to audit such records. If Tenant's CPA's determination of such Operating Costs for calendar year is less than $1,000 less that determined by the CAM Consultant, then the CAM Consultant's determination, after duly considering Tenant's CPA's calculations, shall be final and conclusive. Otherwise, Tenant's CPA and the CAM Consultant shall attempt to agree and if they are unable to do so, they shall select an independent CPA to be paid by both parties equally and the decision of the independent CPA shall be final. Tenant's right to dispute, inspect or and audit Operating Costs and records shall terminate 12 months after each annual reconciliation pursuant to Section 5.3.4(3).

         (6)  Intentionally omitted.

         5.3.5 Project. The term "The Summit" means the project as set forth in Exhibit B, which is a proposed general layout and Landlord neither warrants nor represents that any or all of the improvements or uses thereon shall be constructed as indicated thereon or that any tenant or occupant designated by name or nature of business shall be tenants in The Summit during the term hereof. Landlord reserves the right, in its sole discretion, at any time, to phase, increase, decrease, or change the number, location, or dimension of the buildings, the premises therein, driving lanes, driveways, walls, parking facilities or spaces, walkways and other improvements including, but not limited to, making additions or alterations to any or all buildings in The Summit, except that (i) Landlord shall not modify the Premises, and (ii) Landlord shall not materially and adversely modify the parking facilities and common areas within or serving the Building and shown on Exhibit A-2 without the approval of Tenant which shall not be unreasonably withheld. Tenant shall have no right to approve the development or redevelopment of The Summit nor the location of other improvements therein. Tenant acknowledges that Landlord may not now or in the future own the entire property consisting of The Summit. Tenant expressly disclaims any express or implied representation, warranty or covenant by Landlord (i) obligating Landlord to develop and construct The Summit (other than the Landlord's Work described in Exhibit C), (ii) obligating Landlord to lease or otherwise keep The Summit occupied, (iii) that there will be any specific tenants or uses in The Summit, (iv) or otherwise except as expressly provided in this Lease.

The term "Project" means (i) initially, the Building in which the Premises will be located (including the adjacent common areas and parking facilities serving the Building as shown on Exhibit A-2); (ii) plus any additional completed Building located within The Summit, provided that with respect to any or all of such Building, tenant improvements have been completed and a certificate of occupancy issued; less (iii) any Building which has been demolished and razed and the land thereunder is not used for any common area purpose other than additional landscaped area, provided that this subsection (iii) shall not apply to any damaged Building which Landlord is in the process of restoring. Notwithstanding the above, no Building (including the adjacent common areas and parking facilities serving such Building) shall be included within the "Project" unless either (i) Landlord owns such Building, or (ii) Landlord and the owner(s) of such Building have executed and joint common area maintenance and operating agreement with respect to all Buildings (including the adjacent common areas and parking facilities serving such Buildings) to be included within the "Project".

5.4 Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

5.5 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent of payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.6 Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

5.7. Additional Rent at Due Termination. Tenant acknowledges that upon termination of the Lease, Tenant remains responsible for the payment of Section
5.2 and Section 5.3 additional Rent which has accrued since the last payment thereof, but which cannot be determined as of the Lease termination ("Accrued Rentals"), which sums will not have been then determined, liquidated or bills to Tenant; notwithstanding such fact, all Accrued Rentals shall become due and payable upon Lease termination. Within fourteen days of Lease termination, Landlord shall either determine or estimate (which estimate shall be made in Landlord's sole and absolute discretion) all Accrued Rentals. If Tenant fails to pay such determined or estimated amount, Landlord may deduct such amount from the Security Deposit. If estimated, upon Landlord's subsequent determination of the actual Accrued Rentals, Tenant shall pay the excess of the actual over estimate over actual, or Landlord shall reimburse the excess of estimate over the actual, Accrued Expenses, with interest thereon at the Interest Rate.

6. INTEREST AND LATE CHARGES. If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the Interest Rate.
Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such Rent is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to the lesser of eight percent (8%) of such Rent or Six Thousand Dollars ($6,000). Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7. SECURITY DEPOSIT. Tenant agrees to deposit with Landlord the Security Deposit set forth at Section 2.16 upon the Commencement Date, as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use the Security Deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; and Tenant's failure to do so shall constitute and act of default hereunder and Landlord shall have the right to exercise any remedy permitted by Section 27 without further notice of default. Within fifteen (15) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver the Security Deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

8. TENANT'S USE OF THE PREMISES. Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law of the certificate of occupancy. Tenant, at Tenant's own cost and expense (except to the extent such cost is allocated to Landlord pursuant to Section 33.1), shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section 8. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.  SERVICES AND UTILITIES.

9.1 Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal desk top office equipment and normal copying equipment, and heating, ventilation and air conditioning ("HVAC") as required in Landlord's judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefor on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas of any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment (i.e. non-PC type computer operations) in the Premises which are not customarily found in general office environments and which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid be Tenant to Landlord upon demand by Landlord.

9.2 Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charges for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense.

9.3 Landlord shall furnish elevator service, lighting replacement for building standard lights, rest room supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

9.4 Normal hours of operation for the Project are 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 2:00 p.m. Saturday. Tenant's share of the cost of after hours HVAC service shall be based on actual costs incurred for the Project or discrete portion thereof, and the costs attributable to Tenant's after hours use of the Premises shall be determined by Landlord in its reasonable judgment. Landlord shall provide cleaning and janitorial services for the Premises five (5) days a week in accordance with the cleaning specifications set forth on Exhibit G; provided that the cost of such services shall constitute an Operating Cost. Landlord shall be entitled to separately meter utilities furnished to the Premises, and the cost of maintaining (but not the initial installation of) such meters shall be an Operating Cost. Promptly after Substantial Completion, Landlord shall clean the Premises.

9.5 Other than the cost of operating the HVAC system after hours, electrical usage in the Premises normal and customary for 24 hour general office use shall not be charged to Tenant but shall constitute an Operating Cost.

10. CONDITION OF THE PREMISES. Subject to the provisions of Exhibit C Section 5, Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11.  CONSTRUCTION, REPAIRS AND MAINTENANCE.

11.1 Landlord's Obligations. Landlord shall perform Landlord's Work to the Premises as described in Exhibit "C".

Landlord shall maintain in good order, condition and repair the Common Area, the Building, and all other portions of the Premises which are not the obligation of the Tenant or other tenants in the Building to maintain. Notwithstanding anything to the contrary in Section 11.2, Landlord shall be responsible for maintenance and repair of the following ("Landlord Maintenance Items"):

         (1) Any structural or latent defects in the construction of the Premises;

         (2) Any patent defects, repairs and damage in the Premises set forth in the Punchlist described in Exhibit C Section 5; and any patent defects discovered within 30 days after the Commencement Date, but specifically excluding any patent additional repairs or damage not caused by completion of the Punchlist items;

         (3) During the initial Term only, all of the following components constructed or installed by Landlord, specifically excluding any maintenance or repairs caused by ordinary wear and tear or the negligence or willful misconduct of Tenant, or its employees, contractors, agents, invitees or guests: Premises plumbing, pipes and "Building Standard" fixtures, electrical wiring, switches and fixtures;

         (4) During the initial Term only, interior ceiling tiles caused by malfunction of the HVAC system and specifically excluding any maintenance or repairs caused by ordinary wear and tear or the negligence or willful misconduct of Tenant, or its employees, contractors, agents, invitees or guests.

11.2      Tenant's Obligations

         11.2.1 Intentionally omitted.

         11.2.2 Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Section 9, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

         11.2.3 Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Section 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

         11.2.4 If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Interest Rate, from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

11.3 Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

11.4 Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

11.5 Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

11.6 Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this

Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

11.7 Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems service, located in, or passing through the Premises.

11.8 Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use of from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section
13.2 shall be repaired by Tenant at Tenant's expense.

12.  ALTERATIONS AND ADDITIONS.

12.1 Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Notwithstanding the above, Landlord's consent shall not be required for any interior, non-structural additions, alterations or improvements (unless the cost thereof totals $20,000 or more for any single project or in any calendar year) and for which notice is given in advance, including a copy of any plans and specifications therefor. Upon Tenant's request for approval, or notice if no approval is required, Tenant may require that Landlord notify Tenant whether any such additions, alterations or improvements must be removed upon termination of the Lease; provided that Landlord's failure to respond shall constitute Landlord's election to require such removal. With respect to any structural additions, alterations or improvements, Landlord shall have the option to require Tenant to use Landlord's general contractor and major subcontractors, in which case Tenant shall pay to Landlord a construction and management review fee of 10% of the cost of such structural work. With respect to any non-structural additions, alterations or improvements for which Landlord's approval is required or structural work for which Landlord does not require the use of Landlord's general contractor, Tenant shall pay Landlord a construction review fee equal to 2% of the cost of the work.

12.2  Tenant shall pay the costs of any work done on the Premises pursuant to
Section 12.1, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant's leasehold interest, and any additions of improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

12.3  Intentionally omitted.

12.4 Unless their removal is required by Landlord as provided in Section 12.1, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13.2.

13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

13.1 All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 12.1 or Section 13.2.

13.2 All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14. RULES AND REGULATIONS. Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project. If there is any conflict between this Lease and Exhibit D, the terms of this Lease shall prevail.

15. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights, exercisable without liability to Tenant for (A) damage or injury to property, person or business, (B) causing an actual or constructive eviction from the Premises, or (C) disturbing Tenant's use or possession of the
Premises:

         (i) Landlord shall either name the Building after its street address or the "RemedyTemp Building". Landlord will reasonably cooperate with any Tenant efforts to obtain a suave street address number for the Building.

         (ii) Subject to Section 36.1, to install and maintain all signs on the exterior and interior of the Building and Project;

         (iii) To have pass keys to the Premises and all doors within the Premises, excluding Tenant's Protected Areas (defined in (vi) below);

         (iv) At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

         (v) To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises of the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

         (vi) Tenant shall be entitled to reasonably designate vaults, computer rooms and other enclosed and secured areas within the Premises containing specially protected or confidential information ("Protected Areas"). Landlord's right to access to Protected Areas shall be limited to (A) access on shortened or no notice in the case of an apparent emergency potentially endangering persons or property, and (B) otherwise, access during normal business hours and on reasonable advance notice to enable Tenant's personnel to escort Landlord; provided that with respect to any vaults or Protected Areas which are protected with fireproof walls, floors and ceilings, Landlord's access right is limited to subsection (B).
                 Landlord shall have no obligation to provide janitorial and cleaning services to Protected Areas, and Tenant shall be entitled to no Rent or Operating Cost reduction on account of such services exclusion.

16. ASSIGNMENT AND SUBLETTING. No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this
Section 16.

16.1 Except as provided below, Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

16.2 If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonable request. Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant upon satisfaction of the following conditions:

         (i) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

         (ii) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

         (iii) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

         (iv) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

         (v) "Profit" means (A) any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate: (B) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus any real estate brokerage commissions or fees payable in connection with such assignment of subletting, plus all reasonable, direct, out of pockets costs paid by Tenant to third parties in connection with such assignment or sublease, including tenant improvement costs, legal fees in negotiating such documents, free rent and other tenant inducements and legal fees. 50% of all Profit shall be paid to Landlord as additional Rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

               Notwithstanding the prior paragraph and except as provided in this paragraph, Landlord shall be entitled to 100% of the Profits from sublease or assignment of any Expansion Space. Landlord and Tenant shall split all Profits equally from a sublease or assignment of Expansion Space if all of the following conditions are satisfied: Tenant has given Landlord reasonable advance notice that it requires more space than the then existing Premises (including Expansion Space); Landlord is reasonably unable to accommodate such expansion requirements within portions of The Summit then owned by Landlord so that all space is contiguous; and Tenant moves its entire operation in the Premises to another location in contiguous space and thereafter subleases or assigns the Expansion Space.

16.3 Notwithstanding the provisions of Section 16.1 and Section 16.2, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquired all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Section 8 remains unchanged.

16.4 No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant or Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or subletting or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

16.5 If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100ths Dollars ($150.00) plus any attorneys' fees reasonably incurred by Landlord in connection with such act or request.

17. HOLDING OVER. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly Base Rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty
(30) days advance written notice of the date of termination.

17.1 Notwithstanding the 150% monthly Base Rent increase described in Section 17, upon the commencement of a holdover by Tenant with Landlord's express permission, Tenant shall pay only 100% of the monthly Base Rent. The remaining 50% of such monthly Base Rent increase shall accrue without interest from the commencement of the holdover ("Accrued Rent"), but shall not become due and payable until the earlier of (i) written notice from Landlord, (ii) one year from the commencement of the holdover, or (iii) vacation of the Premises by Tenant, at which time all Accrued Rent shall become due and payable in full without further notice. If Tenant executes a new lease for the Premises or any other portion of the Project then owned by Landlord, then all Accrued Rent not due and payable as of the effective date of such new lease shall be waived by Landlord unless the new lease expressly provides for payment thereof.

18.  SURRENDER OF PREMISES.

18.1 Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

18.2 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys and security cards to the Premises.

19.  DESTRUCTION OR DAMAGE.

19.1 If the Premises of the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Section 19, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within one hundred twenty (120) days. If Landlord determines that repairs can be completed within one hundred twenty (120) days, the Lease shall remain in full force and effect, the Base Rent shall be abated to the extent Tenant's economically feasible use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19.4.

19.2 If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within one hundred twenty (120) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, and the Base Rent shall be abated to the extent provided in Section
19.1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

19.3 If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within one hundred twenty (120) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, and the Base Rent shall be abated to the extent provided in Section 19.1. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty. As used in
Section 19.3, the term "Project" shall be limited to the Building and the common areas within Phase I necessary for the operation of the Building. Landlord shall have no obligation to maintain or repair any other portions of the Project except that if any thereof is damaged or destroyed, then Landlord shall either repair such damage or raze the damaged improvements leaving the land in a neat and paved or landscaped condition.

19.4 If the Premises are to be repaired under this Section 19, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

19.5 This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

20.  EMINENT DOMAIN.

20.1 If the whole of the Building or Premises is lawfully taken be condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety
(90) days after the date of such
taking if ten percent (10%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

20.2 In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

20.3 In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

21.  INDEMNIFICATION.

21.1 Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of:
(i) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises;
(ii) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (iii) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

21.2 Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project. Landlord shall indemnify and hold Tenant harmless from and against any third party claims against Tenant arising out of the negligence or willful misconduct of Landlord, its employees or agents.

22.  TENANT'S INSURANCE.

22.1 All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies reasonably acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after thirty (30) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

22.2 Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Section 12), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall to paid to Tenant.

22.3 Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect worker's compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury, death and property damage liability.

22.4 Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Section 22.

In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Section 22 shall be adjusted for increases in the cost of living as provided herein. Such policy limits shall be prorata with the increase (if any) but not decrease in the Index. The Index in publication three (3) months before the Commencement Date shall be the "Base Index". The Index in publication three (3) months before each such adjustment date shall be the "Comparison Index". When the insurance policy limits as of each adjustment date are determined, Landlord shall promptly give Tenant written notice thereof and the manner in which it was computed. If at any adjustment date the Index no longer exists in the form described in this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics of its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the "Index" hereunder.

23. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24.  SUBORDINATION AND ATTORNMENT.

24.1 Right to Encumber. Landlord has the right to grant a security interest, mortgage or deed of trust, ground lease, or any other hypothecation or security ("Encumbrance") to any person

("Lender"), encumbering the Project, Building or the Premises or any part thereof at any time. Phase I is currently encumbered by that certain Deed of Trust with Assignment of Rents dated December 23, 1996 in favor of Mission Viejo Company, a California corporation, as beneficiary, whose address is c/o MVC Financial Corp., 26137 La Paz Road, Mission Viejo, California 92691. Landlord anticipates, but does not covenant, that such loan will be refinanced with another Lender prior to commencement of construction of the Building; provided that if such lien securing such loan is not reconveyed by the commencement of construction of the Building, Landlord shall obtain from Mission Viejo Company a non-disturbance and attornment agreement which is upon commercially reasonable and customary terms and reasonably acceptable to Tenant.

24.2 Notice. Any Lender may give written notice of an Encumbrance to Tenant at any time along with Lender's address. Thereafter, no notice, including without limitation notices of default or exercise of options, by Tenant shall be effective unless concurrently delivered to Lender, and this Lease may not be amended, terminated or modified without the Lender's express written approval.

24.3 Cure Rights. In addition to Landlord's notice and cure period rights, upon a Landlord default, Lenders shall have the right, but not the obligation, to cure any Landlord default within 30 days of Lender's receipt of written notice of the default, which notice of default may run concurrently with any notice of default given by Tenant to Landlord. During Lender's cure period, Tenant may not exercise any right or remedy against Landlord, except the commencement of an action for monetary damages.

24.4 Subordination. If any Lender requests that this Lease be subordinate to the lien of its Encumbrance which may now or hereafter be executed affecting all or any portion of the Premises or the Project, subject to Tenant's rights pursuant to Section 24.5, this Lease shall be subject and subordinate to such Encumbrance without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination.

24.5 Non-Disturbance. Notwithstanding the subordination in Section 24.4, in the event of private or judicial foreclosure, deed in lieu thereof, or other action taken under the Encumbrance transferring the Premises ("Foreclosure"), this Lease and rights of Tenant hereunder shall not be disturbed, but shall continue in full force and effect so long as Tenant shall not be in default under this Lease beyond any applicable cure period.

24.6 Attornment. Tenant agrees to attorn to any purchaser or transferee upon Foreclosure ("New Lessor") and be bound to the New Lessor under the Lease with the same effect as if the New Lessor were the original landlord hereunder. However, the New Lessor shall not be: liable for any act, omission or default of the New Lessor's predecessors; liable to cure any defaults in existence (or would be in existence but for the passage of time, the giving of notice or both) as of the Foreclosure; subject to any defenses, offsets which Tenant may be entitled to assert against the New Lessor's predecessors; bound by any payment or rent to others more than one month in advance; bound by any Lease Amendment which Lender was entitled to approve but did not; or liable for the return of any security deposit unless actually received by the New Lessor. To the extent any lessor default exists under the Lease for which New Lessor is not personally liable pursuant to this Section 24.6 and which New Lessor elects not to cure, Tenant shall be entitled to cure such default and, upon entry of a judgment therefor against the Landlord, to offset the amount of such judgment against all Rent thereafter coming due under this Lease.

25. TENANT ESTOPPEL CERTIFICATES. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying (i) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (iii) the amount of any security deposited with Landlord; and (iv) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (A) this Lease is in full force and effect and has not been modified except as represented by Landlord;
(B) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Rent; and (C) not more than one month's Rent has been paid in advance.

26. TRANSFER OF LANDLORD'S INTEREST. In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit of prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved or any and all further liability with respect thereto.

27.  DEFAULT.

27.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

         (i)     Intentionally omitted.

         (ii) If Tenant fails to pay any Rent or other monetary obligation required to be paid by Tenant when due. Notwithstanding the prior sentence, Tenant shall not be in default unless such failure continues for five (5) days after such written notice of such failure from Landlord that such monetary obligation is due and unpaid; provided however that this sentence shall terminate if Tenant fails to satisfy any monetary obligation on or before the date such monetary obligation is due three (3) or more times in any twelve (12) month period.

         (iii) If Tenant defaults under any other provision of this Lease, other than those specified elsewhere in Section 27.1, and fails to cure such default within thirty (30) days after written notice from Landlord; provided however, if such default cannot be cured reasonably within thirty (30) days, Tenant shall not be in default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion

         (iv) If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

         (v) If Tenant makes a general assignment for the benefit of creditors, or provided for an arrangement, composition, extension or adjustment with its creditors; or

         (vi) If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstated or unterminated for a period of forty-five (45) days; or

         (vii) If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

         (viii) If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Section 27.1(iv) through Section 27.1(vii).

27.2  Remedies.

         27.2.1 In the event of Tenants default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

         (i) Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

         (ii) Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

         (iii) Reenter the Premises under the provisions of Section 27.2.1(ii), and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

         (iv) Continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due; and Tenant expressly agrees and acknowledges that any and all limitations in this Lease to Tenant's sublease and assignment rights are reasonable (this provision is intended to provide the remedy permitted by California Civil Code Section 1951.4).

If Landlord reenters the Premises under the provisions of Section 27.2.1(ii) or
(iii), Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as is becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

         27.2.2 Should Landlord elect to terminate this Lease under the provisions of Section 27.2.1(i) or (iii), Landlord may recover as damages from Tenant the following:

         (i) Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

         (ii) Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

         (iii) Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonable avoided; plus

         (iv) Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in
                 (A) retaining possession of the Premises, (B) maintaining the Premises after Tenant's default, (C) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (D) reletting the Premises, including broker's commissions.

"The worth at the time of the award" as used in Section 27.2.2(i) and Section 27.2.2(ii) above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" as used in
Section 27.2.2(iii), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

27.3 Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt to written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments or Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

27.4 UD Laws. All Rent shall constitute "rental" for the purposes of the unlawful detainer statutes (California Code of Civil Procedure Section 1161 et. seq., the "UD Laws"). Notwithstanding any provision to the contrary in Section 27 regarding written notice prior to the occurrence of a default, such default shall be deemed to have occurred upon delivery of such notice, subject to the right to cure such default during the notice period, if any, stated in Section
27. Landlord may deliver notice of default ("UD Notice") pursuant to the UD Laws immediately upon a default, which (if properly served) shall also constitute sufficient Section 27.1 notice where required; provided that the period to cure stated in the UD Notice shall be the later of the period required by the UD Laws commencing from delivery of the UD Notice or the cure period provided in Section 27.1. As additional Rent, Tenant shall pay $250 for each and every UD Notice served by Landlord.

27.5. Limitation on Tenant Remedies. Tenant acknowledges and agrees that in the event of a Landlord default, Tenant's sole and exclusive remedies shall be as follows:

         (i) To seek monetary damages, provided that under no circumstances shall Landlord be liable for loss of business profits or consequential damages.

         (ii) To seek specific performance of Landlord's obligation under this Lease to provide public utilities to the Premises and to provide access to the Building and Premises.

         (iii) To seek prohibitory injunctive relief solely against Landlord's continuation of an existing default.

         (iv) If Landlord fails to repair or maintain the Premises [including any portion of the Building-Premises interface (e.g. leaking exterior Premises windows) and interior Common Areas necessary for access to the Premises, but excluding any other portion of the Building (e.g. the roof) or Common Areas] as required by this Lease, the failure of which materially interferes with the conduct of Tenant's normal business activities ("Maintenance Item"), Tenant may repair such Maintenance Items; provided however, that: (A) Tenant shall have notified Landlord of the repairs and Landlord shall have refused or neglected to commence such repairs; (B) after such default by Landlord and subsection (A) notice, Tenant shall have provided a second notice that Tenant intends to perform such repairs; (C) such repairs shall be performed by qualified, licensed persons and Tenant shall ensure satisfactory, lien free completion of such repairs; and (D) and Tenant indemnifies, defends, protects and holds harmless Landlord and other Building tenants from and against any damage, injury, loss or claim arising in connection with the performance of such repairs. If Landlord is determined to have been in default for the failure to make such repairs, Landlord shall reimburse Tenant for the reasonable cost thereof plus interest thereon at the Interest Rate.

         (v) If Landlord admits in writing any Landlord default and the damages incurred by Tenant or if a final non-appealable judgement is entered against Landlord, Tenant may offset such admitted amount or such judgment amount against Rent next coming due.

Without limitation, Tenant expressly waives all remedies except those specifically set forth above and as limited above, including without limitation: specific performance, injunction, any right to terminate the Lease for any reason whatsoever (including without limitation Civil Code Section
Section 1932(2), 1933(4) and 1941 or any other current or future law), any statutory, legal or equitable self help remedy (including without limitation Civil Code Section 1942 or any other current or future law).

28. BROKERAGE FEES. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in Section 2.3. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation of any act of Tenant.

29. NOTICES. All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (i) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (ii) if to Tenant, to Tenant's Mailing Address.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS. In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31.  Intentionally omitted.

32. QUIET ENJOYMENT. Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33. OBSERVANCE OF LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter by enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment or any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

Section 33.1 Future Laws. To the extent of a conflict between Section 33.1 and any other provision of this Lease, this Section 33.1 shall govern. With respect to any future laws enacted or first made applicable after the Commencement Date and requiring modification, alteration or betterment to or of the Premises, the Building or the Common Area, including, without limitation, building codes, the Americans With Disabilities Act, as amended from time to time ("ADA") and environmental protection laws ("Future Laws"), Landlord and Tenant shall allocate the costs thereof ("Compliance Cost") as follows:

         33.1.1  General Allocation.  Except as provided to the contrary in
Section 33.1.2 and Section 33.1.3, all Compliance Costs in the aggregate (or the amortized portion thereof if required to be amortized in accordance with
Section 5.3.1(j)) for which Tenant's Proportionate Share would not exceed $0.25 per rentable square foot per month, shall be paid by Landlord and constitute an Operating Cost. Otherwise, if the parties cannot agree on an allocation of the Compliance Cost, either party shall have the right to terminate the Lease on 30 days notice.

         33.1.2 Premises Operations. The Compliance Cost with any Future Laws shall be borne by Tenant if: (i) the Future Law affects the particular use of or operations within the Premises by Tenant (and not affecting general office use occupants in general, which Compliance Cost shall be governed by Section 33.1.1); (ii) Tenant is or becomes a "public accomodator" under the ADA, in which case Tenant shall be fully responsible for compliance with all aspects of the ADA resulting therefrom; or (iii) the Future Laws become applicable as a result of alterations or improvements to the Premises made by Tenant or at Tenant's request after the Delivery Date.

         33.1.3 New Development. Landlord shall bear all Compliance Costs arising from Future Laws (A) applicable to Landlord's initial development and construction of new Buildings or Common Area within the Project, and (B) requiring the retro-fitting of existing Buildings or Common Area, which retro-fit would not have been legally required but for Landlord's election to develop new Buildings or Common Area within the Project.

34. FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35. CURING TENANT'S DEFAULTS. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36. SIGN CONTROL. Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

36.1 Tenant Signage. Tenant shall be entitled to signage of the Building directory board (to be arranged alphabetically or by suite number at Landlord's discretion) for itself and up to 15 principal employees. In addition, to the extent permitted by law and in compliance with Landlord's project sign criteria attached hereto as Exhibit H, Tenant shall be entitled to the following signage plus any other signage approved by Landlord in Landlord's sole and absolute discretion, which signs (but not the monument, facia or directory board, the construction of which shall at Landlord's expense) shall be installed, maintained, and removed at the end of the Term, all at Tenant's expense:

         36.1.1 Tenant shall be entitled to exclusive signage on the Building exterior, consisting of two top fascia signs and two "eyebrow" signs.

         36.1.2 Tenant shall be entitled to exclusive signage on the Building exterior identification monument sign.

         36.1.3 If any highway monument signs owned and controlled by Landlord are included in the Phase I (as shown on Exhibit B) of the Project and if any other tenant in Phase I is entitled to signage thereon during the initial Term, then Tenant shall be entitled to top signage thereon; provided that Tenant shall deliver written notice exercising such right within sixty (60) days of notice that such Phase I highway monument signage will be available.

         36.1.4 Tenant shall be entitled to one interior, Common Area lobby sign to be located over the Premises door, the design, materials and size of which shall be subject to Landlord's reasonable approval. In addition, Tenant shall be entitled to place its "RemedyTemp Office" retail operation sign on the interior, lobby side of the door to its prototype retail training office.

37.  MISCELLANEOUS.

37.1 Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

37.2 Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

37.3 Attorneys' Fees. If any action or proceeding (including, without limitation, arbitration, appeal and other similar proceeding or other non-judicial dispute resolution mechanism) is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including, without limitation, accountants' and expert witness fees, reasonable attorneys' fees, incurred on account of such action or proceeding. If a party files for protection under, or voluntarily or involuntarily becomes subject to, any chapter of the United States Bankruptcy Code or similar state insolvency laws, the other party shall be entitled to any and all costs and expenses incurred to protect such party's interest and other rights under this Lease, whether or not such action results in a discharge.

37.4 Captions. The captions appearing with the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease.

37.5 Changes Requested by Lender. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such charge or amendment is requested.

37.6 Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

37.7  Intentionally omitted.

37.8 Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

37.9 Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

37.10 Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

37.11 Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time but not more that annually, upon Landlord's written request, with financial statements (audited, if Tenant then obtains audited financial statements) reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

37.12 Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

37.13 Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

37.14 Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

37.15 Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

37.16 Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

37.17 Time of the Essence. Time is of the essence of this Lease.

37.18 Waivers. No delay or omission in the exercise of any right or remedy of a party upon any default by the other party shall impair such right or remedy or be construed as a waiver of such default. The waiver by a party of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequently to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. No party shall be deemed to have waived any default, term, covenant or condition unless such party gives the other party written notice of such waiver. A party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent act by the other party.

37.19 Compliance. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environment Response Compensation and Liability Act, and The Americans With Disabilities Act.

37.20 No Accord and Satisfaction. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

37.22 Acceptance of Surrender. No act or conduct of Landlord, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

38.  TENANT OPTIONS.

38.1 Right of Negotiation for Additional Leases. Tenant shall have the option to negotiate with Landlord for the lease of any "Additional Space" strictly upon the terms and conditions set forth in this Section 38.1. This option applies only to space leased to others in the Building which subsequently becomes available to Landlord for re-letting ("Additional Space"), which expressly excludes space initially vacant after construction of the Building which is available for lease by Tenant or others at any time upon terms to be then negotiated. At any time that Landlord determines it will market for lease to third parties any Additional Space (with or without tenant improvements), Landlord shall notify Tenant ("Additional Lease Notice") of the rent, tenant improvement allowance and term for which Landlord is currently proposing to offer to lease such Additional Space. In order to exercise

Tenant's option hereunder, Landlord shall have received from Tenant within five
(5) days after receipt of the Additional Lease Notice written notice ("Tenant's Notice") of Tenant's exercise of this Section 38.1 option. Upon receipt of Tenant's Notice, Tenant and Landlord shall negotiate in good faith through the tenth (10) day after the Additional Lease Notice for an Additional Space Lease upon terms and conditions acceptable to both parties in their sole and absolute discretion. If the parties fail for any reason whatsoever to execute any Additional Space Lease during such ten (10) day period, Landlord shall be free to take such Additional Space off the market or to execute a lease with a third party upon such terms and conditions as Landlord may elect in its sole and absolute discretion (whether or not such terms are more or less favorable that those offered to Tenant).

38.2 Option to Extend. Tenant shall have one option ("Extension Option") to extend the Term for a period of 60 months ("Option Term"). The Extension Option must be exercised by irrevocable notice in writing of such exercise, delivered by Tenant to Landlord, not later than 6 months prior to the end of the Term. The Base Rent for the Option Term shall be the "Fair Market Value".

         38.2.1 Fair Market Value Reductions. Notwithstanding Section 38.2, if the Fair Market Value for a 5 year lease is determined to be less than $1.93 per rentable square foot per month, then this Section 38.2.1 shall apply in lieu of Section 38.2.

         (1) Tenant shall have one option to extend the Term for a period of 12 months. Such option must be exercised by irrevocable notice in writing within ten (10) days after determination that this Section
         38.2.1 applies, delivered by Tenant to Landlord. The Base Rent for the Option Term shall be the Fair Market Value.

         (2) Except as provided in Section 38.2.1(3), Tenant shall thereafter have four (4) more continuing one (1) year extension options to extend the term (i.e. for a maximum of five (5) years pursuant to Section 38.2.1), upon the terms described in Section 38.2.1(1), except that each such option must be exercised by irrevocable notice in writing of such exercise, delivered by Tenant to Landlord, not later than 3 months prior to the end of the Term.

         (3)  At each time that the Fair Market Value is determined pursuant to
         Section 38.2.1(2), the parties shall also determine the Fair Market Value being charged for a lease having a term commencing at the end of the current one (1) year extension option and ending on the end of the Option Term ("Remaining Option Term") and with a fixed Base Rent for the Remaining Option Term and a Base Year of the prior calendar year for similar premises in the vicinity of the Premises for a renewal tenant ("Vicinity Rents"). If such Fair Market Value is equal to or greater than $1.93 per rentable square foot per month, then Section 38.2.1(2) shall no longer apply and Tenant shall only have the option to extend for the Remaining Option Term at such Fair Market Value. Such option must be exercised by irrevocable notice in writing within ten (10) days after determination that this Section 38.2.1(3) applies, delivered by Tenant to Landlord.

         38.2.2 Fair Market Value. The "Fair Market Value" means the then fair market value being charged for a lease having a term equal to that of the applicable exercised option with a fixed Base Rent for such entire term and a Base Year of the prior calendar year for similar premises in the vicinity of the Premises for a renewal tenant ("Vicinity Rents"). In determining Fair Market Value based on Vicinity Rents, (A) the parties shall take into consideration, without limitation: the cost, if any, of parking charged in addition to Vicinity Rents; free rent concessions offered in connection with Vicinity Rents; and the comparable age and quality of the premises, traffic, access and area amenities; and (B) the parties shall specifically NOT take into consideration and shall not reduce the Fair Market Value because of, any of the following, if applicable: brokerage commissions saved by Landlord; the absence of any unleased periods of time; moving allowances; tenant improvements being offered in connection with Vicinity Rents other than painting and carpeting, it being understood that the Premises will be only 5 years old and in good shape and condition. Landlord and Tenant shall reasonably and in good faith attempt to agree on the Fair Market Value beginning not later than: 3 months prior to the commencement of the Option Term in the case of Section 38.2, and 75 days in the case of Section 38.2.1. If the parties are unable to agree upon the Fair Market Value prior within 30 days thereafter, then within five (5) business days thereafter each party, at its cost and by giving notice to the other party, shall appoint an independent M.A.I. real estate appraiser with at least 5 years full-time commercial appraisal experience in Orange County to determine such Fair Market Value. If a party does not appoint an appraiser within such five (5) business days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Value. If there are two appraisers appointed by the parties as stated in this Subsection, they shall met promptly and attempt to set the Fair Market Value. If the two appraisers are unable to agree within 10 days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the above qualifications within ten (10) business after the last day the two appraisers are given to set the Fair Market Value. If the two appraisers are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) business days notice to the other party, can apply to the then president of the Orange County Real Estate Board, or to the presiding judge of the Superior Court of Orange County, for the selection of a third appraiser meeting the qualifications stated in this section. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within 15 days after the selection of the third appraiser, a majority of the appraisers shall set the Fair Market Value after having been instructed to comply with the provisions of (A) and (B) above. If a majority of the appraisers are unable to set the Fair Market Value, the Fair Market Value shall be the average of the two closest appraisals (unless the appraisals are equidistant, in which case, the middle appraisal shall be the Fair Market Value).

38.3 Expansion Option. Tenant shall have the option to expand the Premises under this Lease for any then available space within the Building (i) consisting of an entire floor, (ii) consisting of a partial floor but having not less than 4,000 rentable square feet, or (iii) consisting of less than 4,000 rentable square feet, but with pre-existing access to an existing common lobby for that floor. This option shall terminate with respect to any particular space within the Building upon execution by

Landlord of a binding or non-binding letter of intent for such space, provided the prospective tenant thereafter executes a lease. Landlord shall have no obligation to inform Tenant of any prospective or executed letters of intent. In addition, this option shall terminate in its entirety if not exercised on or before the later of (a) the date the parties mutually agree on the final Plans pursuant to Exhibit C Section 3, or (b) the date the foundation for the Building is poured. This option may be exercised only by timely delivery of written notice from Tenant to Landlord specifying the additional space to be added to the Premises, which notice shall be irrevocable.

Upon timely exercise, the parties shall amend the Lease to reflect such additional space, and the Lease shall otherwise remain the same, except that: the square footage of the Premises shall increase thereby (as well as any rent or other amounts calculated on the basis of Premises square footage); the security deposit shall be increased to 62.5% of the increased Base Rent for one month; and unless the additional space constitutes an entire floor or the remainder of an entire floor not yet leased, the Base Rent for the additional space shall be $1.97 per rentable square foot, and otherwise the Base Rent shall be the same as specified in Section 2.1 per rentable square foot.

38.4 Effect of Default on Options. No Section 38 option may be exercised by Tenant during any uncured Tenant defaults, and the period for exercise shall not be extended for any cure periods.

39. DISPUTE RESOLUTION. Except as specified below, all disputes and controversies relating to or arising out of the interpretation, construction, performance, or breach of this Lease (including without limitation actions sounding in tort, fraud or contract) shall be settled by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") as amended from time to time, except as specified to the contrary in this Section 39. Notwithstanding this Section 39, unlawful detainer actions under California Code of Civil Procedure Section 1161 shall not be subject to arbitration and shall be filed with the Superior or Municipal, as applicable, Court for Orange County, and the parties submit to personal jurisdiction of such Court. Either party requesting arbitration under this Lease shall make a demand on the other party by registered or certified mail with a copy to the AAA. The arbitration shall take place at a location selected by the AAA in Orange County as noticed by the AAA, whether or not one of the parties fails or refuses to participate. The arbitrators shall be empowered to order attachments as a provisional remedy. Judgment upon the arbitrators' award shall be binding, and the award and enforcement remedies may be entered in any court having jurisdiction. The arbitrators shall submit a written decision, including findings of facts. The AAA shall select the arbitrators pursuant to its rules, provided that the arbitrators shall be a licensed California attorney with not less than five (5) years of real estate or real estate related litigation experience. Following the filing for arbitration but prior to the arbitration, Landlord and Tenant shall each advance one half of the arbitration fees of the AAA. If either party fails to advance the arbitration fees, then the paying party shall advance the entire fee, but the non-paying party's claim, answer and cross-claims (as the case may be) shall be stricken and the non-paying party shall not be entitled to submit any evidence on its behalf or deny any claims or contentions of the other party. It is the intention of the parties that any dispute submitted to the procedures prescribed herein be resolved expeditiously. Accordingly, the following procedures shall be followed in lieu of those otherwise prescribed by the AAA: witness lists and documents to be submitted as evidence shall be exchanged at least ten days prior to the arbitration; no discovery shall be permitted except that Landlord and Tenant shall each be entitled to one deposition, including document production at the deposition, to be held in Orange County and one request for production of documents. This arbitration provision shall be construed broadly so as to mandate arbitration of the widest range of claims, excepting only those excluded above. Any dispute regarding whether a matter is subject to arbitration shall be arbitrated. Should the AAA decline to accept an arbitration pursuant to this Section 39, such provisions of this Section 39 as may be unacceptable to the AAA shall be stricken, with the remainder continuing in full force and effect, and if AAA still declines to accept the claim, then the arbitration shall be submitted to the JAMS/Endispute, Inc. under the same terms as set forth above to the extent possible.

40.  HAZARDOUS MATERIALS PROVISIONS

40.1 Definitions. "Hazardous Materials" means: (A) any hazardous or toxic materials, pollutants, effluents, contaminants, radioactive materials, asbestos, petroleum fuel, flammable explosives, chemicals known to cause cancer or reproductive toxicity, emissions or wastes including, without limitation: asbestos, petroleum and petroleum by-products, urea formaldehyde foam insulation, polychlorinated biphenyl ("Material"); (B) substances defined as "hazardous substances", "hazardous materials", "toxic substances" or "hazardous wastes" or the like in any Laws; (C) any Material whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory; and (D) all substances now or hereafter designated by the Governor of the State of California pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986 as being known to cause cancer or reproductive toxicity. However, Hazardous Materials specifically exclude any general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents, for use and storage in the manner for which they were designed, in such amounts as may be normal for the office business operations conducted by Tenant on the Project and in accordance with Law. "Law" means any federal, state or local law, ordinance, regulation or guideline regulating or imposing liability or standards of conduct concerning any Hazardous Materials, including without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource, Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; Section 25117 of the California Health & Safety Code; the Safe Drinking Water and Toxic Enforcement Act of 1986; the Porter-Cologne Water Quality Control Act (California Water Code Section 13000 et seq.); the California Hazardous Waste Control Law (Division 20, Chapter 6.5 of the California Health and Safety Code Section 25300 et seq.; Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory) of the California Health and Safety Code; Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances); and any other federal, state or local laws or regulations adopted and publications promulgated pursuant to said laws or relating to Hazardous Materials.

40.2 Covenants. Tenant shall neither cause nor permit any use, generation, storage, transportation, handling or disposal of Hazardous Materials in or about the Premises, Building or Project by Tenant or Tenant's employees, agents, contractors, sublessees, assignees, licensees, concessionaires and invitees at any time during the Term. Tenant, at its sole cost and expense, shall comply, and shall cause Tenant's Agents to comply, with all Law in connection with any activities or business conducted in or about the Project. Tenant indemnifies, protects, defends (with counsel satisfactory to Landlord) and holds harmless Landlord, its partners, members, shareholders, affiliates, directors, officers, employees, agents, contractors, assigns and any successors to Landlord's interest in the Premises, Building or Project from and against any and all loss, cost, damage, expense (including reasonable attorney's fees and costs), claim, cause of action, judgment, penalty, fine or liability directly or indirectly relating to or arising from the breach by Tenant of this
Section 40. Other tenants of the Project may be using, handling or storing certain Hazardous Materials in connection with such tenants' use of their premises. The failure of another tenant to comply with applicable laws and procedures could result in a release of Hazardous Materials and contamination to improvements within the Project or the soil and ground water thereunder. In the event of such release, the tenant which is responsible for the release, and not Landlord, shall be solely responsible for any claim, damage or expense incurred by Tenant by reason of such contamination. Tenant waives any right it may have under California Civil Code Section 1542 to later assert that the foregoing release does not cover unknown claims.The obligations of the Tenant under this Section 40 shall survive the expiration or earlier termination of the Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant's covenants and obligations to pay rent under the Lease.

40.3 Landlord's Covenants. Landlord indemnifies, protects, defends (with counsel satisfactory to Tenant) and holds harmless Tenant, its partners, members, shareholders, affiliates, directors, officers, employees, agents, contractors and assigns from and against any and all "Claims" directly or indirectly relating to or arising from (i) the existence of any Hazardous Materials in the Project as of the Commencement Date (but specifically excluding any Hazardous Materials brought into the Project by other Project tenants or their contractors, agents or employees), and (ii) any construction materials used in the Project which are now or subsequently determined to be Hazardous Materials. The term "Claims" means (i) damage to Tenant's tangible personal property, (ii) personal injury to Tenant's employees except to the extent covered by worker's compensation insurance, (iii) payments by Tenant of fines and penalties to governmental entities, and (iv) third party claims against Tenant for loss, cost, damage, expense. All costs incurred by Landlord to remove or remediate any construction materials used in the Project which are not "Hazardous Materials" as of the date of Substantial Completion, but subsequently become included within the definition of "Hazardous Materials" shall constitute an Operating Cost.

41. BOMA. The calculation of "usable" and "rentable" square footage shall be determined in accordance with the Building Owners and Managers Association International standards (ANSI/BOMA Z65.1-1996).

42. KEYS/CARDS. Notwithstanding Rules and Regulations Section 22, Landlord shall furnish free of charge to Tenant 120 sets of keys. Tenant shall pay Landlord a security deposit for each keyless entry card Landlord may request equal to the lesser of $10 or the deposit paid by Landlord to the card issuer . Such security deposit shall not earn interest, may be commingled with Landlord's monies and shall be refundable only upon return of cards within thirty (30) days of Lease termination.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the above Effective Date.

                "Tenant"                  RemedyTemp, Inc., a California
                                          corporation

                                          /s/ ALAN M. PURDY
                                          Senior Vice President and Chief
                                          Financial Officer (Principal
                                          Financial Officer)


                "Landlord"                Parker-Summit, LLC, a
                                          California limited liability company

                                          /s/ JOHN B. PARKER
                                          Member

                                          /s/ RUSSELL J. PARKER
                                          Member

                                   Exhibit C
                         BUILDING STANDARD WORK LETTER

         1.  Intentionally omitted.

         2. Landlord's Work. Landlord covenants to construct the following in a first-class, workmanlike manner in compliance with all applicable laws ("Landlord's Work"):

         2.1 Building. Landlord shall construct the Building, including the patio, where and as generally depicted in Exhibit A-2, including without limitation the parking facilities, public and private roadways and common areas shown on Exhibit A-2.

         In addition to fire stairwells as required by code, as a part of Landlord's Work in Exhibit C Section 2.1, Landlord shall construct an unfinished stairwell between the first floor lobby and the second floor lobby, within the location depicted on Exhibit A-2 as the "stairwell area". Tenant may reasonably request a location outside of the "stairwell area" for the stairwell, in which case the cost of the stairwell shall be paid from the Allowance or by Tenant. In either case, the cost of finishing the stairwell shall be paid from the Allowance or by Tenant.

         2.2 Premises. Landlord shall construct the Premises, consisting of two full floors totalling approximately 55,000 rentable square feet within the Building. The Premises shall be located as generally depicted on the Building Plan attached hereto as Exhibit A-2 and incorporated herein by this reference. The plans and specifications for the Premises shall be generally as provided in Exhibit A-1 ("Shell Premises").

         2.3 Tenant Improvements. Landlord shall construct the tenant improvements within the Premises in accordance with the plans and specifications set forth in Exhibit F, which Tenant Improvements shall constitute a part of the Premises ("Tenant Improvements").

         Landlord shall grant Tenant an allowance for Tenant Improvements ("Allowance") in the amount of $25.00 per usable square foot of the space in the Premises (which, along with the Shell Premises, shall constitute Building Standard Work), to be credited by Landlord toward the "Costs" of constructing the Tenant Improvements. As used herein, the term "Costs" shall mean and refer to all costs expended by Landlord relative to the construction of the Tenant Improvements which shall include, but shall not be limited to, cost of equipment, material and labor, contractor's field overhead and fee, costs of the working drawings and Plans (defined in Exhibit C Section 3), architectural, engineering, governmental agency fees, testing and inspection costs, the cost of any requirements regarding construction which are imposed by any federal, state or local governmental entity or agency which are not reflected in the plans and specifications, Landlord's direct field supervision fees equal to 15% of all other Costs, sales and use taxes (but not real property taxes), permits, plan check fees, bonds and other costs directly related to the construction of the Tenant Improvements, but excluding any of Landlord's overhead expenses or payments to any employees of Landlord except as specifically set forth above.

         Tenant shall have the right to install a full service kitchen in the Premises to the extent legally permitted and to the extent venting in a manner and location reasonably satisfactory to Landlord can be installed, the cost of which shall be paid by Tenant in which case the limitations set forth in Exhibit D Section 24 shall not be applicable. Landlord reserves the right to require Tenant to remove the kitchen (excluding the venting and any gas lines, which shall be legally stubbed and capped) and return such portion of the Premises to a standard office built-out condition consistent with the remainder of the Premises ("Restoration"). Landlord shall notify Tenant within 15 days after Lease termination and Tenant's vacation of the Premises. Alternatively, at Tenant's expense, Landlord may perform the Restoration after Lease termination, provided that such Restoration occurs by the earlier of one year or prior to rent commencement of the next tenant to occupy the kitchen area.

         3. Plans. Upon the Effective Date, Landlord at its cost shall prepare and deliver to Tenant for its approval two (2) sets of plans and specifications for the Tenant Improvements ("Plans"). Within ten (10) business days after receipt of the Plans, Tenant shall return to Landlord one (1) set of the Plans with Tenant's modifications and/or approval. If the Plans are returned to Landlord with modifications, but not bearing Tenant's approval, the Plans shall be immediately revised by Landlord and resubmitted to Tenant for approval within ten (10) business days of their receipt by Landlord. Landlord and Tenant acknowledge and agree that after execution of the Lease, the parties agree and intend that the Lease not be terminable because of any disagreement over the Plans. Therefore, the parties covenant and agree to reasonably and in good faith cooperate in finalizing and mutually agreeing on the Plans as soon as possible and in all events by no later than July 15, 1997, subject to reasonable extension provided such extension does not delay or increase the cost of construction of the Project, Building or Tenant Improvements. If necessary, the parties shall select an independent architect to resolve any reasonable, good faith disputes. The mere fact that any aspect of the plans complies with building codes shall not constitute a conclusive implication that the Plans are reasonable or acceptable to Tenant.

         Upon agreement upon the Plans, Landlord shall have its contractor and, if requested by Tenant two other contractors, bid the Cost of the Tenant Improvements. At Tenant's election, the contractors shall be instructed to bid on the basis of a cost-plus or a fixed fee. If the bid Cost exceeds the Allowance, at Tenant's election to be made within three (3) days after notice of the bid Cost, either (i) Tenant shall agree to pay the excess of the actual Cost over the Allowance, or (ii) the parties shall work together in a commercially reasonable manner to revise the Plans to reduce the Cost. Within 30 days after Substantial Completion, Landlord's contractor and architect shall determine the actual Cost of the Tenant Improvements. If the actual Cost exceeds the Allowance, then Tenant shall pay such excess within 15 days of notice from Landlord except to the extent the actual Cost exceeded the bid Cost due to the negligence or willful misconduct. If the Allowance exceeds the Cost, then such excess shall be credited against to the Base Rent next coming due.

         4.  Substantial Completion.

         4.1 "Substantial Completion" means that all of the following have been achieved: (i) issuance of a certificate of occupancy, or local equivalent thereof, whether temporary or final, for the Premises; and (ii) the determination by Landlord's architect that Landlord has achieved "substantial completion" (as that term is generally understood in the office construction business) of the Landlord's Work; and (iii) notice of Substantial Completion has been given to Tenant.

         4.2 Upon mutual agreement on the Plans (and resolution of any Cost estimate in excess of the Allowance, if applicable), Landlord shall diligently proceed to obtain a building permit for the Building and Premises ("Permit"). Landlord covenants to achieve Substantial Completion within 10 months after issuance of the Permit, plus delays due to force majeure ("Target Completion Date"). Landlord shall deliver generally keep Tenant apprised of Landlord's best estimate of the Substantial Completion date. Landlord shall deliver written notice to Tenant approximately 90 days in advance of the date of Substantial Completion specifying such date ("Notice Date"). Except as a result of a default by Tenant or interference with construction activities by Tenant, if the actual date of Substantial Completion occurs more than seven (7) days after the Notice Date, then Landlord shall not be in default hereunder, but Tenant shall be entitled to a credit against Rent equal to $1,000 multiplied by the number of days from the eighth (8th) day after the Notice Date until the date of Substantial Completion. If, notwithstanding force majeure, Landlord fails to achieve Substantial Completion by the earlier of (i) 15 months after issuance of the Permit, or (ii) twenty one (21) months after mutual execution of this Lease, then Tenant shall be entitled to terminate this Lease effective as of such earlier date, provided that Tenant may so terminate only by delivery of written notice received by Landlord within fifteen (15) days after such earlier date. Upon such termination, all obligations and liability of the parties hereunder shall terminate.

         5. Punchlist. After Tenant receives notice of Substantial Completion and prior to the Commencement Date, Tenant shall inspect Landlord's Work and furnish Landlord with a punchlist of remaining, unfinished or defective Landlord's Work ("Punchlist"). Thereafter and with the exception of Landlord's obligations under Lease Section 11.9, Tenant shall be deemed to have accepted the Premises and Landlord's Work in the then "AS-IS" condition. Landlord shall perform such Punchlist work within thirty (30) days after such Punchlist is delivered to Landlord, provided that if such Punchlist work cannot be reasonably completed within such thirty (30) day period, then Landlord shall commence such work within such thirty (30) day period and thereafter diligently prosecute such work to completion.

         6. Measurement. Landlord's architect shall deliver to the parties a written certification of the rentable and usable square footage of (i) the Premises, and (ii) the Project as necessary from time to time for the purposes of calculating the denominator of Tenant's Proportionate Share. In the event of a dispute, an independent architect shall be selected, whose decision shall be binding.

         7. Governmental Approvals. Tenant acknowledges that Landlord cannot commence the Building until it has obtained various governmental approvals, including without limitation recordation of a Vesting Map and recordation of a final subdivision map. Landlord covenants to use commercially reasonable efforts to obtain such approvals on or before August 31, 1997. If, notwithstanding such efforts, Landlord does not receive such approvals in a form reasonably acceptable to Landlord by such date, then Landlord shall be entitled to terminate this Lease by delivery of written notice on or before September 15, 1997; provided however, Landlord shall not have the right to so terminate if Tenant waives, or agrees to defer for a period acceptable to Landlord (which period be substantially the same duration which Landlord anticipates will be required following September 15, 1997 to obtain all such approvals), the provisions of Exhibit C Section 4.2(ii) within ten (10) days of receipt of such termination notice.

                                   Exhibit D
                             Rules and Regulations

         THE BUILDINGS ARE NON-SMOKING FACILITIES. NO CIGARETTE, CIGAR, PIPE OR TOBACCO SMOKING IS PERMITTED WITHIN ANY BUILDING AT ANY TIME.

1) Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service for Tenant to Landlord for Landlord's supervision and/or approval before performance of any such contractual services. This shall apply to all work performed in Buildings including but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of Buildings. No such work shall be done by Tenant without Landlord's written approval first had and obtained.

2) The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m. and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning service.

3) Movement in or out of Buildings of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires the use of elevators or stairways, or movement through Building entrances or lobby shall be restricted to the hours designated by Landlord from time to time. All such movement shall be directed by Landlord and in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant shall include determination by Landlord and be subject to its decision and control of the time, method, and routing of movement. Limitations are imposed by safety or other concerns which may prohibit any articles, equipment or any other item from being brought into Buildings. Tenant expressly assumes all risk of loss or damage to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement, including, without limitation, equipment, property, and personnel of Landlord if damaged or injured as a result of any acts done or undertaken in connection with carrying out this service for Tenant from the time of entering property to completion of the work (except resulting solely from Landlord's negligence or willful misconduct); and Landlord shall not be liable for the act or acts of any person or persons so engaged in, or any damage or loss to any property of persons resulting directly or indirectly from any act done or undertaken in connection with such service performed by or for Tenant.

4) No sign or signs will be allowed in any form on the exterior of the Buildings or on any window or windows inside or outside of the Building and no sign or signs, except in uniform location and uniform style fixed by Landlord, will be permitted in the public corridors or on corridor doors or entrances to Tenant's space.

5) Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine or machinery, or conduct mechanical operations, or place or use in or about the Premises any gasoline, kerosene, oil, acids, caustics, or any other flammable or explosive material, except customary and standard cleaning and standard office supplies.

6) Landlord will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from Tenant's area of public rooms regardless of whether such loss occurs when the area is locked against entry or not, except resulting from Landlord's gross negligence.

7) No birds, animals, or bicycles shall be brought into or kept in or about Buildings, other than bicycles in bicycle racks designated by Landlord.

8) Landlord may permit entrance to Tenant's offices by use of pass keys. controlled by Landlord or employees, contractors, or service personnel supervised or employed by Landlord.

9) None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways, shall be blocked or obstructed, nor shall any rubbish, litter, trash, or materials of any nature be placed, emptied or thrown into these areas, nor shall such areas be used at any time except for access or egress by Tenant, Tenant's agents, employees, or invitees.

10) Any plant brought into Buildings shall be subject to inspection by Landlord's maintenance personnel. Any plants found to be carrying disease or pests shall be removed from the Building immediately upon request by Landlord.

11) No Tenant shall at any time occupy any part of a Building as sleeping or lodging quarters.

12) The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. No person shall waste water by interfering with the faucets or otherwise.

13) No person shall disturb the occupants of the Building by the use of any musical instruments, the making of raucous noises, or other unreasonable use.

14) Nothing shall be thrown out of the windows of a Building, or down the stairways or other passages.

15) Tenant shall not store any materials, equipment, products, etc., outside the Premises as shown on the plats attached hereto.

16) Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the grounds and surrounding areas.

17) No directory other than such directory as Landlord may install shall be permitted in a Building.

18) No signs, draperies, shutters, window coverings, decorations, hangings or obstructions of any type shall be placed on any skylights or any doors or windows which are visible from outside the Premises without the prior written consent of the Landlord.

19) Building operating days shall be Monday through Friday, but not on Saturdays, Sundays, New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas, or other days which are not business days. Landlord reserves the right to restrict entry to the Building by unidentified persons during the hours 7:00 p.m. to 7:00 a.m., and all hours during Saturdays, Sundays and legal holidays.

20) The roof is a restricted and unsafe area for unauthorized persons. Only those specifically authorized by Building management may enter the roof area.

21) Only those with specific authority from Building management may enter the elevator, electrical, machine and janitor rooms.

22) Tenants will be furnished free of charge two keys and/or keyless entry cards to each of the following: (a) all entrance doors to their Building; (b) all door locks to their Premises. Extra keys and/or cards may be furnished at a reasonable charge. Tenant may not (a) copy Building entrance keys and/or cards; (b) alter locks or install additional locks in any door, unless agreed to in writing by Building management. In such a case work and materials will be at Tenants' expense and Landlord will be furnished a key and/or card to the lock. All keys and/or cards furnished tenants will be returned to Landlord upon termination of the Lease.

23) Only trucks or similar material handling equipment with soft rubber wheels and side guards will be allowed in a Building. No other vehicle of any kind will be brought in by tenants or kept in its Premises.

24) Cooking by any method other than a microwave oven is prohibited; provided that other kitchen appliances, such as popcorn poppers, may be used with Landlord's consent which shall not be unreasonably withheld. Brewing coffee, tea, hot chocolate and similar beverages is permitted provided: (a) underwriter's laboratory approved equipment are used for brewing beverages; (b) applicable Federal, State and City laws, codes, ordinances, rules and regulations are followed; (c) the beverages are only for tenant's employees and visitors, and not for sale.

25) Only telephone company technicians authorized by Building management may enter and work in any telephone room. Tenants who hire a telephone company to do work in a Building are responsible for notifying the company to instruct their technicians to obtain authority from Building management to enter telephone rooms and other parts of the Building.

26) Packages, messages, mail, etc. must be delivered direct to tenant suites. Building management will not receive or accept them for tenants.

27) Tenants shall store their trash and garbage in their Premises in receptacles which facilitate disposal by ordinary methods in Aliso Viejo. Boxes, receptacles, etc., which are used in moving tenants into the Building will be removed from the Building by the moving company or tenant will absorb the cost of removal. Disposal cost of excessive trash or garbage beyond the normal ordinary garbage of an office facility will be at the cost of the Tenant.

28) Any changing room, showers, workout room, sauna or similar facility provided by Landlord for Tenants is for the use of tenants only. Access to such facilities can be obtained from the office of the Building management. A deposit may be required for any key or access card issued.

29) Tenants may place generators in their premises upon Landlord's consent, which shall not be unreasonably withheld. Tenants may place generators elsewhere in the project upon Landlord's consent. All costs of generators shall be borne by the tenant, including installation, maintenance, sound insulation and visual screening.

                                   Exhibit E
                          COMMENCEMENT DATE MEMORANDUM

         THIS AGREEMENT, made this ______, 199__, by and between ________________ ("Landlord") and _____________________ ("Tenant").

                                  WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into that certain Standard Industrial/Commercial Single Tenant Lease - Net (American Industrial Real Estate Association (1990)) dated as of March 21, 1997 ("Lease").

         WHEREAS, Landlord and Lessee wish to set forth their agreements as to the commencement and expiration of the term of the Lease.

         NOW, THEREFORE, in consideration of the Premises as described in the Lease and the covenants set forth therein, Landlord and Tenant agree as follows:

         1.  The Commencement Date was ______________________, 19_____.

         2.  Intentionally omitted.

         3.  The initial term of the Lease shall expire on ________.

         4. The Premises contain _________ rentable square feet and ______ usable square feet.

         5.  Monthly Base Rent initially is: $________________.

         6. Tenant's number of parking spaces (including reserved and unreserved) is: _______.

         7. Subject to the provisions of Lease Section 11.1(1) and (2), Tenant has inspected the Premises and accepted them, except for any latent construction defects and any uncompleted punchlist items.

                                   Exhibit F

             Building Shell and Tenant Improvements Plans and Specifications

BUILDING
SHELL: Except to the extent specified below, the shell quality and materials shall be consistent with that of first class office buildings in the vicinity and with the standards for Tenant Improvements as detailed below.

GEOMETRY         1.       "L" Shaped Buildings - 28,000 to 30,000 sq. ft. floor
                           plates

STRUCTURE        2.       Floor to floor height of 13'6" typical, 14'6" first
                          floor, 13'6" top floor (allow for roof drains)

                 3. Spread footings with grade beams at moment frame perimeter

                 4. Structural steel building with seismic moment frame at perimeter

LIGHTWEIGHT
CONCRETE         5.       Lightweight concrete on all elevated floors 100 lb.
                          per sq. ft. live load (80# plus 20# partitions, reducible) at all tenant areas

EXTERIOR
CLADDING         6.       E.I.F.S. spandrels and columns with tinted glass
                          window wall with a parapet and a mechanical equipment screen

INTERIOR
FINISH           7.       Ground floor lobby complete, 2nd and 3rd floor
                          lobbies complete, no corridors; provided that if there are any Premises on a part, but not all, of the 3rd floor pursuant to Section 38.3, then corridors shall be included

                 8. Finished men and women's restrooms on all floors with ceramic tile floors and walls. One additional toilet in women's restrooms on the first (1st) and second
                          (2nd) floors.

TAPED
DRYWALL          9.       Exterior wall below window sill and exterior columns
                          to be taped drywall, interior columns to be left unfinished.

VERTICAL
MOVEMENT         10.      Two (2) hydraulic elevators with standard cab finish

                 11. Centrally located unfinished stair in tenant building for first (1st) and second (2nd) floors. $20,000 allowance

MECHANICAL       12.      HVAC - VAV system with/hot water terminal reheat,
                          shell building system includes duct risers and loops, HHW loops and valves and control piping (pneumatic) or wiring (electrical) to each floor

                 13. HVAC distribution, ceiling grid and lights in core areas only

                 14. Fire Sprinklers distributed with temporary heads and shields at rate of 1/150 sq. ft.

ELECTRICAL       15.      Electrical panels 120/208 and 277/480 at two
                          locations on each floor

TENANT IMPROVEMENTS

1.       Interior Partition Walls

         a. 2-1/2" 25 - gauge metal studs, 24" on center with seismic bracing unless noted otherwise.

         b.      5/8" Type "x" drywall, one layer each side.

         c. Partition taped smooth and sanded to receive paint or wallcovering.

         d.      Partition cavity insulation 2-1/2" R-11 Batts.

         e. Ceiling insulation to occur 4'-0" each side of partition and to be Owens Corning "sono batts" 3-1/2" R-11.

         f.      "L" metal trim at termination of partition at ceiling.

         g. Stagger and acoustical caulk around electrical outlet and other boxes; caulk around conduit and other through-the-wall penetrations. Caulk entire perimeter of wall at floor, exterior wall and ceiling between "L" metal finished gypsum board and intersecting wall.

         h. Secure top channel with metal screws to ceiling grid. Secure bottom channel with 1/4" shotpins at 4'-0" O.C. and 6" from corner.

         i. Lateral bracing, number 25 gauge to be attached to the partition with sheet metal screws at 8'-0" O.C. The brace is to be placed at an angle of 45 degrees to the horizontal plan ceiling.

         j. Area (100 Occupant/10,000 Sq. Ft.) Demising Partition: Same as interior partition except one-hour rated to structure above. Provide R-11 batt. insulation.

2.       Perimeter Drapery Pockets

         a.      Refer to architects drawings.

         b.      Paint to match acoustical ceiling.

3.       Interior Door

         a. All doors shall be 3'-0" x 8'-10" x 1-3/4". Doors to be solid core flush premium grade plain sliced cherry with matching hardwood edges, 100% filled pore utilizing past wood filler. Finish with two coats clear sealer. Entry/exit doors to have 20-minute fire rated label attached to hinge side of door.

         b. All frames to have 3'-0" x 8'-10" x 3-3/4" throat. Factory painted aluminum door frame, 20-minute fire rated label attached to hinge side of frame. Standard color as selected by the architect.

         c. Lever hardware with polished stainless or chrome finish, to be agreed on by Landlord and Tenant.

         d.      Butt hinges, 2 pair, finish to be oil rubbed bronze.

         e. Norton #8501 parallel arm door closer at corridors, finish to match door.

         f.      Floor stop, finish to be oil rubbed bronze.

         g.      Fire door gasket at corridors.

4.       Tenant Light Fixture

         a. 2' x 4' Ultraline (slot grid) housing type throughout tenant premises.

         b.      T-8, fluorescent tubes, 3 lamps.

         c. Lithonia "Paralux", or equal, 3" deep cell, return air slots 277V, solid state ballasts.

         d.      Heat exhaust slots, with return air slots.

         e.      Earthquake clips and wire.


5.       Core Light Fixture

         Down Light

         a.      Fluorescent

         b. Lithonia AFV-B Series, or equal, with black mini-groove reflector.

         c.      26/32/42 35 K Triple Tube Lamp

6.       Acoustic Ceiling

         a. Chicago metallic "Ultraline" steel grid, intermediate duty with white recess throughout tenant premises.

         b.      Partition attachment clips.

         c. Armstrong "Cirrus" travertone tile, 2' x 2' x 3/4", kerfed and beveled edge; painted back.

         d. Ground floor ceiling height to be 10', or as noted on the plans. 2nd and 3rd floors to be 9'-0", or as noted on the plans.

7.       Fire Sprinkler

         a.      Drops and heads from existing distribution.

         b.      Adjustable heads.

         c. Semi-recessed heads with white enamel trim. Located in center of ceiling tile, except per code requirements.

8.       Paint

         a.      Two coats of flat latex paint over primer.

         b.      Building Standard color as selected by the architect.

9.       Carpet and Base

         a.      Bentley "New Stratford", 34 oz. over pad.

         b.      2-1/2" rubber straight base.

         c.      Vinyl flooring 12" x 12" standard VCT with 2-1/2" cove base.

10.      Window Covering

         a. Perforated vinyl vertical blind. Draw and tilt function, with 3" 21% P.V.C. vanes.

11.      Electrical Wall Outlet

         a. Self-grounding specification grade or equal, duplex receptacle, white.

12. Light Control System (for use in private offices and support rooms and conference rooms exclusive of open areas)

         a.      Wall or ceiling mount, novita, watt stopper or equal

         b.      Teflon wire, control relay and transformer.

13. Light Control Devices (for use in, reception areas, general office and other areas not listed above)

     a.      Momentary contact switch to activate lighting control system relays

         b.      Bi-level switching to meet Title 24 requirements.

         c.      Height 40" A.F.F. to center line of switch.

14.      Telephone/Data Wall Outlet

         a. 4-11/16" x 2-18" deep box in wall vertically mounted at 18" above finish floor.

15.      Tenant Lighting

         a. Switching Capabilities: Motion sensors may be utilized for private offices, storage rooms, conference rooms, and kitchen/lounge areas with momentary contact switching in open areas and conference rooms.

         b.      Fixture Type(s):

                 1.       Number of tubes per fixture: 3

                 2.       Fixture dimension: 2' x 4'

                 3. Lens Type: Parabolic (24 cell, 3" deep), fluorescent, 3-35 watt lamp, 277 V, recessed fixture with air handling capability and modular wiring receptacle.

         c.      Ratio: Approximately one fixture per 80 usable square feet.

         d. Footcandles: In accordance with tenant design criteria and Title 24.

16.      Building Management System:

         a.      Tenants can restore lighting in their area via System A:
                 Override switch located in their area; System B: Telephone access to their lighting control system. Common areas, lobbies, parking structure and exterior lighting are controlled on a time schedule with appropriate minimum night light circuits left in operation.

17.      Security:

         a. Card-Key Control: All access after hours is through the use of electrically coded cards. Different levels of authorization can be easily programmed on the computer. Card controls access to main lobby entry, end elevator to only designated floor. Parking access is on a separated system and a special card is required.

                                   Exhibit G

                     Cleaning Specifications [Section 9.1]

COMMON AREA

         MAIN CORRIDORS; ENTRANCES

         NIGHTLY SERVICE:

                 1.       Vacuum carpets and entrance mats.

                 2. Sweep and mop all hard surface floors (Vat. marble slate).

                 3.       Spot clean carpets.

                 4.       Spot clean walls to the height of 8 ft.

                 5.       Dust clean base boards and ledges.

                 6.       Clean glass doors and framing (up to 8 ft.).

                 7.       Dust all window ledges.

                 8.       Sweep main entrances.

                 9.       Empty trash receptacles and replace liners as needed.

         MONTHLY SERVICE:

                 1.       Dust exterior of all air diffusers.

                 2.       Dust exterior of all light fixtures.

                 3.       Clean and polish all bright work.

                 4.       Hose down exterior entrance way.

                 5.       Sweep and mop all back hallways and stairs.

         QUARTERLY SERVICE:

                 1.       Shampoo common area carpet.

                 2.       Strip and refinish all hard surface floors.

                 3. Detail clean door mullions and frames; and treat, if required.

                 4.       Wash exterior of all air vents.

                 5.       Wash exterior of all light lenses.

                 6. Police back hallways and stairs, spot mop if required.

OFFICE AREAS

         NIGHTLY SERVICE:

   1.       Empty all trash and replace liners if required (owner to supply).

                 2. Dust all desk, tables, and chairs in their entirety, with a treated dust cloth.

                 3.       Empty and clean all ash trays.

                 4.       Dust all window ledges and mullions.

                 5.       Dust all mini-blinds.

                 6. Vacuum and spot clean carpets, special attention given to corners, edges and behind doors.

                 7.       Sweep all hard surface floors.

                 8. Mop all hard surface floors with a neutral all-purpose cleaner.

                 9.       Replace all furniture in an orderly fashion.

                 10.      Spot clean all door and partition glass.

         WEEKLY SERVICE

                 1.       Buff all hard surface floors.

         MONTHLY SERVICE:

                 1.       Sanitize all telephones.

                 2.       Machine scrub and refinish all hard surface floors.

                 3.       Polish all desks and other wood furniture.

                 4.       Vacuum all upholstered furniture.

                 5.       Clean all partition and door glass in their entirety.

         QUARTERLY SERVICE:

                 1.       Strip and refinish all hard surface floors.

RESTROOMS:

         NIGHTLY SERVICE:

                 1. Toilets and urinals will be detail cleaned using a disinfectant. All bright work polished.

                 2.       All sinks will be cleaned and bright work polished.

                 3.       All piping, ledges and edges will be cleaned.

                 4.       All mirrors will be cleaned in their entirety.

                 5.       Tops, sides and doors of partitions will be cleaned.

                 6.       All walls will be spot cleaned.

                 7. All toilet tissue and paper towels will be filled (owner to supply all paper goods and hand soap).

                 8. All tampons and sanitary napkin dispensers to be filled (owner to supply).

                 9.       Floors will be swept and mopped with a disinfectant.

         MONTHLY:

                 1. All floors will be machine scrubbed with a disinfectant.

                 2.       Walls and partitions will be cleaned and disinfected.

                 3.       Vents and light lenses will be cleaned.

                 4. Soap dispensers will be emptied, cleaned and refilled.

KITCHEN AREAS

         NIGHTLY SERVICE:

 1.       All tables and chairs will be cleaned, including legs and pedestals.

                 2. Floors will be swept and mopped with a neutral cleaner.

                 3.       All counter tops and cabinets will be cleaned.

                 4.       Sinks will be cleaned and bright work shined.

                 5. Exterior of all vending machines, microwaves, refrigerators, etc., will be dusted and cleaned.

                 6.       Dishwasher will be unloaded and loaded.

         WEEKLY SERVICE:

                 1.       Floors will be swept, mopped and buffed.

                 2.       Windows, ledges and blinds will be dusted.

         MONTHLY SERVICE:

                 1. Floors will be machine scrubbed, buffed and finish reapplied.

                 2. Faces of all cabinets will be cleaned in their entirety.

         QUARTERLY SERVICE:

                 1. All floors will be stripped of all finish and finish reapplied.

WINDOWS

         EXTERIOR

                 1. All exterior windows, mullion, window panes and opaque glass to be cleaned on a quarterly basis.

                 2. All windows and mullions to be cleaned with "Tucker Brushes" using deionized water.

                 3. Calcium water spots to be removed with chemicals when necessary.

INTERIOR

                 1. Exterior/interior windows and mullions to be cleaned once a year.

                 2. Interior/interior windows are the responsibility of the janitorial staff.

                                   Exhibit H

                      Phase I Sign Criteria [Section 36.1]





                                       1